[PBHG LOGO OMITTED]
PBHG FUNDS

PROSPECTUS
OCTOBER  __, 2001

PBHG Disciplined Equity Fund
PBHG IRA Capital Preservation Fund
PBHG New Perspective Fund
PBHG REIT Fund
PBHG Clipper Focus Fund


The Securities and Exchange Commission has not approved or disapproved any Fund shares or determined whether this Prospectus is truthful or complete. Anyone who tells you otherwise is committing a crime.

                                                        PBHG PROSPECTUS 10/__/01

AN INTRODUCTION TO PBHG FUNDS(R) AND THIS PROSPECTUS

PBHG Funds is a mutual fund that offers a convenient and economical means of investing in professionally managed portfolios of securities, called Funds. This Prospectus offers PBHG Class and Advisor Class Shares of each Fund listed on the cover.

Each Fund has its own investment goal and strategies for reaching that goal. Before investing, make sure the Fund's goal matches your own.

These PBHG Funds are generally designed for long-term investors, such as those saving for retirement, or investors that want a fund that seeks to outperform the market in which it invests over the long-term. These Funds may not be suitable for investors who are pursuing a short-term investment goal, such as investing emergency reserves. Except for the IRA Capital Preservation Fund, these Funds also may not be suitable for investors who require regular income or stability of principal.

                               INVESTMENT ADVISER

Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") is the investment adviser for each Fund. Pilgrim Baxter has retained certain sub-advisers to assist in managing the Funds. For information about the sub-advisers, see page ___of the Prospectus.

This Prospectus contains important information you should know before investing in any Fund and as a shareholder in a Fund. This information is arranged into different sections for easy reading and future reference. To obtain more information about the Funds, please refer to the back cover of this Prospectus.

                                    CONTENTS
FUND SUMMARIES
--------------------------------------------------------------------------------

        PBHG Disciplined Equity Fund
        PBHG IRA Capital Preservation Fund
        PBHG New Perspective Fund
        PBHG REIT Fund
        PBHG Clipper Focus Fund

MORE ABOUT THE FUNDS
--------------------------------------------------------------------------------
         Our Investment Strategies
         Risks & Returns

THE INVESTMENT ADVISER
& SUB-ADVISERS
--------------------------------------------------------------------------------
         The Investment Adviser
         Pilgrim Baxter & Associates, Ltd.

         The Sub-Advisers
         Analytic Investors, Inc. ("Analytic")
         Dwight Asset Management Company ("Dwight")
         Heitman/PRA Securities Advisors LLC ("Heitman")
         NWQ Investment Management Company, Inc. ("NWQ")
         Pacific Financial Research, Inc. ("PFR")

YOUR INVESTMENT
--------------------------------------------------------------------------------
           Pricing Fund Shares
           Buying Shares
           Selling Shares
           General Policies
           Distribution & Taxes

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
           Financial Highlights

PBHG DISCIPLINED EQUITY FUND

[GRAPHIC OMITTED] GOAL

The Fund seeks to provide investors with above-average total returns.

[GRAPHIC OMITTED] MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests at least 80% of its total assets in equity securities of corporations whose securities are traded in the U.S. While the Fund may invest in companies of any size, it usually invests in medium to large capitalization companies of over $2 billion at the time of purchase. Through superior stock selection, the Fund seeks to exceed the return of its benchmark, the S&P 500 Index, over full market cycles with no greater volatility than the S&P 500 Index.

Analytic, the Fund's sub-adviser, selects equity securities for this Fund using a proprietary system that ranks stocks according to a mathematical model. Analytic's system seeks to determine a security's intrinsic (true) value by evaluating variables, such as relative valuation, price momentum, company fundamentals, liquidity and risk. Using its system, Analytic believes it can assemble a portfolio of securities that is style and sector neutral to achieve a level of diversification and risk similar to that of the S&P 500 Index. "Style neutral" means a fund is similar to its investment universe in terms of exposure to quantifiable characteristics such as average market capitalization. A fund is "sector neutral" when its exposure to specified economic sectors (such as technology or utilities) is similar to that of its investment universe. Analytic also believes that by using its system, the Fund can consistently outperform traditional strategies that focus on a single style, such as value or growth.

[GRAPHIC OMITTED] MAIN INVESTMENT RISKS

The value of your investment in the Fund may go down, which means you could lose money.

The price of the securities in the Fund will fluctuate. These price movements may occur because of changes in the financial markets, the company's individual situation or industry changes.

The Fund may buy and sell investments relatively often. Such a strategy often involves higher expenses, including brokerage commissions, and may increase the amount of capital gains (in particular, short-term gains) realized by the Fund. Shareholders must pay tax on such capital gains.

Although the Fund strives to achieve its goal, it cannot guarantee that the goal will be achieved.

Your investment in the Fund is not a bank deposit. It is not insured or guaranteed by the FDIC or any other government agency.

[GRAPHIC OMITTED]

For more information on this Fund's investment strategies and the associated risks, please refer to the More About the Funds section beginning on page ___.

[GRAPHIC OMITTED] PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. The bar chart shows you how the Fund's performance has varied from year to year. The performance table compares the Fund's performance over time to that of the S&P 500 Index, a widely recognized, unmanaged index that measures the performance of large cap stocks across all major industries. Both the chart and the table assume reinvestment of dividends and distributions. Of course, the Fund's past performance does not indicate how it will perform in the future.

CALENDAR YEAR TOTAL RETURNS*

[BAR CHART OMITTED]
1994
1995
1996
1997
1998
1999
2000

The Fund's year-to-date return as of 9/30/01 was _____%.

BEST QUARTER:   [ ]
WORST QUARTER:  [ ]

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                                                         Since Inception
                                             Past 1 Year   Past 5 Years      (7/1/93)
----------------------------------------------------------------------------------------
Disciplined Equity Fund - PBHG Class*
Disciplined Equity Fund - Advisor Class*
S&P 500 Index

* Data includes performance of the Fund's predecessor, whose inception date was July 1, 1993. The since inception return for the S&P 500 Index was calculated as of June 30, 1993.

[GRAPHIC OMITTED] FEES AND EXPENSES

This table summarizes the shareholder fees and annual operating expenses you would pay as an investor in the Fund. Shareholder fees are paid directly from your account. Annual operating expenses are paid out of the Fund's assets.

                                                             Advisor
                                              PBHG Class     Class
--------------------------------------------------------------------------------
 FEES AND EXPENSES TABLE

 SHAREHOLDER FEES                             None           None
--------------------------------------------------------------------------------
 ANNUAL FUND OPERATING EXPENSES
 Management Fees                              _____%         _____%
 Distribution and/or Service (12b-1) Fees      None          0.25%
 Other Expenses                               _____%         _____%
--------------------------------------------------------------------------------
 Total Annual Operating Expenses              _____%         _____%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED] EXAMPLE

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. This example makes four assumptions: 1) you invest $10,000 in the Fund for the time periods shown; 2) you redeem all your shares at the end of those time periods; 3) you earn a 5% return on your investment each year; and 4) the Fund's operating expenses remain the same for the time periods shown. The example is hypothetical. Your actual costs may be higher or lower.

--------------------------------------------------------------------------------
YOUR COST OVER
                      1 Year       3 Years        5 Years     10 Years
--------------------------------------------------------------------------------
 PBHG Class           $____        $____          $_____      $_____
 Advisor Class        $____        $____          $_____      $_____

PBHG IRA CAPITAL PRESERVATION FUND

[GRAPHIC OMITTED] GOAL

The Fund seeks to provide investors with a level of current income higher than that of money market funds, while attempting to preserve principal and maintain a stable net asset value per share (NAV).

[GRAPHIC OMITTED] MAIN INVESTMENT STRATEGIES

The Fund is designed to produce higher returns than a money market fund, while seeking to maintain an NAV that is considerably more stable than a typical high-quality fixed-income fund. Like other high-quality fixed-income funds, the Fund invests primarily in debt securities that a nationally recognized statistical rating agency (rating agency), such as Moody's Investors Service or Standard & Poor's Rating Group, has rated in its top rating category at the time of purchase. The Fund may also invest in:

     o Liquid short-term investments, such as money market instruments, that a rating agency has rated in one of its top two short-term rating categories at the time of purchase; and

     o Commingled pools of debt securities having similar characteristics to the Fund, or other debt securities.

Unlike other funds, the Fund seeks to stabilize its NAV by purchasing wrapper agreements from financial institutions, such as insurance companies and banks (wrap providers) that a rating agency has rated in one of its top two rating categories at the time of purchase. The Fund expects to purchase enough wrapper agreements to cover all of its debt securities, but not its cash, cash equivalents or other liquid short-term investments. A wrapper agreement is a mechanism offered by banks and insurance companies that assists the Fund in seeking to protect principal. Wrapper agreements obligate wrap providers to make certain payments to the Fund to offset changes in the market value of some or all of the Fund's assets. These payments are designed to enable the Fund to pay redeeming shareholders an amount equal to the purchase price of the Fund's assets plus accrued income. For example, if a shareholder redemption requires the Fund to sell a security for less than its purchase price plus accrued income, the wrapper agreement would cause the wrap provider to pay the Fund the difference, and vice versa.

[GRAPHIC OMITTED] MAIN INVESTMENT RISKS

While the Fund attempts to provide a stable NAV through the use of wrapper agreements, the value of your investment in the Fund may go down, which means you could lose money.

The Fund cannot guarantee that the combination of securities and wrapper agreements will provide a constant NAV or a current rate of return that is higher than a money market fund. By purchasing wrapper agreements, the Fund also trades some of the potential for capital appreciation and the ability to maximize its yield for protection from a decline in the value of its holdings caused by changes in interest rates.

The Fund may have to maintain a specified percentage of its total assets in short-term investments to cover redemptions and Fund expenses. This may result in a lower return for the Fund than if it had invested in longer-term debt securities.

If the Fund's attempts to stabilize its NAV through the use of wrapper agreements fail, the value of its investments could fall because of changes in interest rates. Rising interest rates tend to cause the prices of debt securities (especially those with longer maturities), and the Fund's share price, to fall. Rising interest rates may also cause investors to pay off mortgage-backed and asset-backed securities later than anticipated, forcing the Fund to keep its money invested at lower rates. Falling interest rates, however, generally cause investors to pay off mortgage-backed and asset-backed securities earlier than expected, forcing the Fund to reinvest the money at a lower interest rate.

The Fund may buy and sell investments relatively often. Such a strategy often involves higher expenses, including brokerage commissions, and may increase the amount of capital gains (in particular, short-term gains) realized by the Fund. Shareholders must pay tax on such capital gains.

Although the Fund strives to achieve its goal, it cannot guarantee that the goal will be achieved.

Your investment in the Fund is not a bank deposit. It is not insured or guaranteed by the FDIC or any other government agency.

[GRAPHIC OMITTED] For more information on this Fund's investment strategies and the associated risks, please refer to the More About the Funds section beginning on page ___.

[GRAPHIC OMITTED] PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. The bar chart shows you how the Fund's performance has varied from year to year. The performance table compares the Fund's performance over time to that of the Ryan 5-Year GIC Master Index, an unmanaged index of GIC contracts held for five years with an arithmetic mean of market rates of $1 million, and the Merrill Lynch 1-3 Year Government Bond Index, an unmanaged index comprised of US government treasury securities. Although the Merrill Lynch Index is representative of the securities held in the Fund, the Ryan Index is representative of the returns' stability provided by the Fund's wrapper agreements. Both the chart and the table assume reinvestment of dividends and distributions. Of course, the Fund's past performance does not indicate how it will perform in the future.

CALENDAR YEAR TOTAL RETURNS*
----------------------------
[BAR CHART OMITED]
2000

The Fund's year-to-date return as of 9/30/01 was _____%.

BEST QUARTER:   [ ]
WORST QUARTER:  [ ]

 AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00
                                                                 Since Inception
                                                   Past 1 Year       (8/31/99)
--------------------------------------------------------------------------------
 IRA Capital Preservation Fund- PBHG Class*
 IRA Capital Preservation Fund - Advisor Class*
 Ryan 5-Year GIC Master Index
 Merrill Lynch 1-3 Year Government Bond Index

* Data includes performance of the Fund's predecessor, whose inception date was August 31, 1999.

[GRAPHIC OMITTED] FEES AND EXPENSES

This table summarizes the shareholder fees and annual operating expenses you would pay as an investor in the Fund. Shareholder fees are paid directly from your account. Annual operating expenses are paid out of the Fund's assets.

The Fund may charge a redemption/exchange fee that would be paid directly from your investment. Shareholders pay this redemption/exchange fee when they redeem or exchange shares held for less than twelve months. For more information, see "Redemption/Exchange Fee for IRA Capital Preservation Fund" in the section on "Selling Shares."

                                                       PBHG           Advisor
                                                       Class          Class
--------------------------------------------------------------------------------
 FEES AND EXPENSES TABLE

 SHAREHOLDER FEES
 Redemption/Exchange Fee (as a percentage of amount
 redeemed or exchanged)                                2.00%          2.00%
--------------------------------------------------------------------------------
 ANNUAL FUND OPERATING EXPENSES
 Management Fees                                       _____%         _____%
 Distribution and/or Service (12b-1) Fees              None           0.25%
 Other Expenses                                        _____%         _____%
--------------------------------------------------------------------------------
 Total Annual Operating Expenses                       _____%         _____%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED] EXAMPLE

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. This example makes four assumptions: 1) you invest $10,000 in the Fund for the time periods shown; 2) you redeem all your shares at the end of those time periods; 3) you earn a 5% return on your investment each year; and 4) the Fund's operating expenses remain the same for the time periods shown. The example is hypothetical. Your actual costs may be higher or lower.

--------------------------------------------------------------------------------
YOUR COST OVER
                      1 Year       3 Years        5 Years     10 Years
--------------------------------------------------------------------------------
 PBHG Class           $____        $____          $_____      $_____
 Advisor Class        $____        $____          $_____      $_____

PBHG NEW PERSPECTIVE FUND

The New Perspective Fund currently intends to close to new investors when its assets reach $500 million. Afterwards, additional investments and/or exchanges into the Fund may only be made by persons who already owned shares of the Fund as of the closing date, and such purchases or exchanges may be subject to minimum and maximum amounts.

[GRAPHIC OMITTED] GOAL

The Fund seeks to provide investors with long-term capital appreciation.

[GRAPHIC OMITTED] MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests at least 80% of its assets in equity securities of companies with large, medium and small capitalizations that it selects on an opportunistic basis.

The Fund's sub-adviser, NWQ, seeks to identify statistically undervalued companies where a catalyst exists to recognize value or improve a company's profitability. These catalysts can be new management, industry consolidation or company restructuring or a turn in the company's fundamentals.

Strong bottom up fundamental research, which focuses on both quantitative and qualitative valuation measures, drives NWQ's stock selection process. As a result of its broader definition of value, NWQ's valuation framework will include companies valued by traditional statistical measures as well as relative value, discount to asset break up value and special situations.

[GRAPHIC OMITTED] MAIN INVESTMENT RISKS

The value of your investment in the Fund may go down, which means you could lose money.

The price of the securities in the Fund will fluctuate. These price movements may occur because of changes in the financial markets, the company's individual situation or industry changes. These risks are greater for companies with medium and smaller market capitalizations because they tend to have more limited product lines, markets and financial resources and may be dependent on a smaller management group than larger, more established companies.

Undervalued companies may have experienced adverse business developments or other events that have caused their stocks to be out of favor. If NWQ's assessment of the company is wrong, or if the market does not recognize the value of the company, the price of its stock may fail to meet expectations and the Fund's share price may suffer. Value oriented mutual funds may not perform as well as certain other types of mutual funds using different approaches during periods when value investing is out of favor.

Although the Fund strives to achieve its goal, it cannot guarantee that the goal will be achieved.

Your investment in the Fund is not a bank deposit. It is not insured or guaranteed by the FDIC or any other government agency.

[GRAPHIC OMITTED]

For more information on this Fund's investment strategies and the associated risks, please refer to the More About the Funds section beginning on page ___.

[GRAPHIC OMITTED] PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. The bar chart shows you how the Fund's performance has varied from year to year. The performance table compares the Fund's performance over time to that of its benchmark, the S&P 500 Index, a widely recognized, unmanaged index that measures the performance of large cap stocks across all major industries. Both the chart and the table assume reinvestment of dividends and distributions. Of course, the Fund's past performance does not indicate how it will perform in the future.

CALENDAR YEAR TOTAL RETURNS*
[BAR CHART OMITTED]
1998
1999
2000

The Fund's year-to-date return as of 9/30/01 was _____%.

BEST QUARTER:   [ ]
WORST QUARTER:  [ ]

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00
                                                                Since Inception
                                              Past 1 Year           (11/4/97)
--------------------------------------------------------------------------------
 New Perspective Fund - PBHG Class*
 New Perspective Fund - Advisor Class*
 S&P 500 Index

* Data includes performance of the Fund's predecessor, whose inception date was November 4, 1997. The since inception return for the S&P 500 Index was calculated as of November 30, 1997.

[GRAPHIC OMITTED] FEES AND EXPENSES

This table summarizes the shareholder fees and annual operating expenses you would pay as an investor in the Fund. Shareholder fees are paid directly from your account. Annual operating expenses are paid out of the Fund's assets.

                                                  PBHG             Advisor
                                                  Class            Class
--------------------------------------------------------------------------------
FEES AND EXPENSES TABLE
 SHAREHOLDER FEES                                 None             None
--------------------------------------------------------------------------------
 ANNUAL FUND OPERATING EXPENSES
 Management Fees                                  _____%           _____%
 Distribution and/or Service (12b-1) Fees         None             0.25%
 Other Expenses                                   _____%           _____%
--------------------------------------------------------------------------------
 Total Annual Operating Expenses                  _____%           _____
--------------------------------------------------------------------------------

[GRAPHIC OMITTED] EXAMPLE

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. This example makes four assumptions: 1) you invest $10,000 in the Fund for the time periods shown; 2) you redeem all your shares at the end of those time periods; 3) you earn a 5% return on your investment each year; and 4) the Fund's operating expenses remain the same for the time periods shown. The example is hypothetical. Your actual costs may be higher or lower.

--------------------------------------------------------------------------------
YOUR COST OVER
                     1 Year        3 Years        5 Years     10 Years
--------------------------------------------------------------------------------
 PBHG Class          $____         $____          $_____      $_____
 Advisor Class       $____         $____          $_____      $_____

PBHG REIT FUND

[GRAPHIC OMITTED] GOAL

The Fund seeks to provide investors with a high total return consistent with reasonable risk.

[GRAPHIC OMITTED] MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests at least 80% of its total assets in common stocks of public companies principally engaged in the real estate industry. The Fund's sub-adviser, Heitman, considers a company "principally engaged" in the real estate industry if it derives at least 50% of the fair market value of its assets, or at least 50% of its gross income or net profits, from the ownership, construction, management, financing or sale of real estate.

Under normal circumstances, the Fund may invest approximately 60% to 90% of its assets in real estate investment trusts ("REITs"). A REIT is a separately managed trust that makes investments in various real estate businesses. REITs may invest in real estate such as shopping centers, office buildings, apartment complexes, hotels and casinos.

The Fund may invest up to 20% of its total assets in equity securities of:

     o Companies not principally engaged in the real estate business, but which are engaged in businesses related to real estate, such as manufacturers and distributors of building supplies, financial institutions that make or service mortgages; and

     o Companies whose real estate assets are substantial relative to the companies' stock market valuations, such as retailers, railroads and paper and forest products companies.

Heitman buys stocks that are selling at a discount to its estimate of the market value of the underlying real estate. Heitman re-evaluates and considers selling stocks that become overvalued or no longer contain these fundamental characteristics.

The Fund anticipates that approximately 10% to 15% of the REITs it holds will have operating histories of less than three years.

[GRAPHIC OMITTED] MAIN INVESTMENT RISKS

The value of your investment in the Fund may go down, which means you could lose money.

The price of the securities in the Fund will fluctuate. These price movements may occur because of changes in the financial markets, the company's individual situation or industry changes. These risks are greater for companies with small or medium market capitalizations because they tend to have more limited product lines, markets and financial resources and may be dependent on a smaller management group than larger, more established companies.

The Fund is concentrated, which means compared to a non-concentrated fund it invests a higher percentage of its assets in the real estate sector of the market. As a result, the economic, political and regulatory developments in that industry have a greater impact on the Fund's net asset value and will cause its shares to fluctuate more that if the Fund did not concentrate its investments.

REITs may expose the Fund to similar risks associated with direct investment in real estate. REITs are more dependent upon specialized management skills, have limited diversification and are, therefore, generally dependent on their ability to generate cash flow to make distributions to shareholders.

Although the Fund strives to achieve its goal, it cannot guarantee that the goal will be achieved.

Your investment in the Fund is not a bank deposit. It is not insured or guaranteed by the FDIC or any other government agency.

[GRAPHIC OMITTED]

For more information on this Fund's investment strategies and the associated risks, please refer to the More About the Funds section beginning on page ___.

[GRAPHIC OMITTED] PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. The bar chart shows you how the Fund's performance has varied from year to year. The performance table compares the Fund's performance over time to that of the S&P 500 Index, a widely recognized, unmanaged index that measures the performance of large cap stocks across all major industries, and the Wilshire Real Estate Securities Index, a market capitalization weighted index of publicly traded real estate securities, including REITs, real estate operating companies and partnerships. Both the chart and the table assume reinvestment of dividends and distributions. Of course, the Fund's past performance does not indicate how it will perform in the future.

CALENDAR YEAR TOTAL RETURNS*

[BAR CHART OMITTED]
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000

The Fund's year-to-date return as of 9/30/01 was _____%.

BEST QUARTER:   [ ]
WORST QUARTER:  [ ]

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                    Past 1 Year   Past 5 Years   Since Inception
                                                                  (May 15, 1995)
--------------------------------------------------------------------------------
 REIT Fund - PBHG Class*
 REIT Fund - Advisor Class*
 S&P 500 Index
 Wilshire Real Estate
   Securities Index

* Data includes performance of the Fund's predecessor, whose inception date was May 15, 1995. The since inception returns of the S&P 500 Index and the Wilshire Real Estate Securities Index were calculated as of April 30, 1995.

[GRAPHIC OMITTED] FEES AND EXPENSES

This table summarizes the shareholder fees and annual operating expenses you would pay as an investor in the Fund. Shareholder fees are paid directly from your account. Annual operating expenses are paid out of the Fund's assets.

                                                PBHG           Advisor
                                                Class          Class
--------------------------------------------------------------------------------
FEES AND EXPENSES TABLE
 SHAREHOLDER FEES                               None           None
--------------------------------------------------------------------------------
 ANNUAL FUND OPERATING EXPENSES
 Management Fees                                ____%          ____%
 Distribution and/or Service (12b-1) Fees       None           0.25%
 Other Expenses                                 _____%         _____%
--------------------------------------------------------------------------------
 Total Annual Operating Expenses                ____%*         ____%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED] EXAMPLE

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. This example makes four assumptions: 1) you invest $10,000 in the Fund for the time periods shown; 2) you redeem all your shares at the end of those time periods; 3) you earn a 5% return on your investment each year; and 4) the Fund's operating expenses remain the same for the time periods shown. The example is hypothetical. Your actual costs may be higher or lower.

--------------------------------------------------------------------------------
YOUR COST OVER
                    1 Year    3 Years     5 Years    10 Years
--------------------------------------------------------------------------------
 PBHG Class         $____     $____       $_____     $_____
 Advisor Class      $____     $____       $_____     $_____

PBHG CLIPPER FOCUS FUND

[GRAPHIC OMITTED] GOAL

The Fund seeks to provide investors with long-term capital growth.

[GRAPHIC OMITTED] MAIN INVESTMENT STRATEGIES

The Fund seeks to invest for the long-term in equity securities of companies whose share price trades below PFR's, the Fund's sub-adviser, estimate of their intrinsic value. Based upon extensive fundamental research, PFR prepares valuation models for each company being analyzed to identify companies that it believes the market has undervalued. The valuation models attempt to calculate each company's intrinsic value based on private market transactions and discounted cash flow. PFR adds companies to the Fund when their share price trades below PFR's estimate of intrinsic value and sells companies when their share prices reach PFR's estimate of intrinsic value.

The Fund, which is a "non-diversified" mutual fund, generally contains between 15 to 35 stocks. The Fund will generally hold its investment in a particular company for an extended period. PFR expects to invest fully the assets of the Fund. Consequently, PFR generally expects cash reserves to be less than 5% of the total assets of the Fund.

The Clipper Focus Fund may also, on occasion, invest in special situations. A special situation arises when PFR believes the securities of a particular company will appreciate in value within a reasonable period because of unique circumstances applicable to that company, such as events that could change or temporarily hamper the ongoing operations of a company.

[GRAPHIC OMITTED] MAIN INVESTMENT RISKS

The value of your investment in the Fund may go down, which means you could lose money.

The price of the securities in the Fund will fluctuate. These price movements may occur because of changes in the financial markets, the company's individual situation or industry changes.

The Fund is non-diversified, which means as compared to a diversified fund it invests a higher percentage of its assets in a limited number of stocks as compared to a diversified fund. As a result, the price change of a single security has a greater impact on the Fund's net asset value and will cause its shares to fluctuate in value more than it would in a diversified fund.

Special situations often involve much greater risk than is inherent in ordinary investment securities. In addition, the market price of companies subject to special situations may never reflect any perceived intrinsic values.

Although the Fund strives to achieve its goal, it cannot guarantee that the goal will be achieved.

Your investment in the Fund is not a bank deposit. It is not insured or guaranteed by the FDIC or any other government agency.

[GRAPHIC OMITTED]

For more information on this Fund's investment strategies and the associated risks, please refer to the More About the Funds section beginning on page ___.

[GRAPHIC OMITTED] PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. The bar chart shows you how the Fund's performance has varied from year to year. The performance table compares the Fund's performance over time to that of the S&P 500 Index, a widely recognized, unmanaged index that measures the performance of large cap stocks across all major industries. Both the chart and the table assume reinvestment of dividends and distributions. Of course, the Fund's past performance does not indicate how it will perform in the future.

CALENDAR YEAR TOTAL RETURNS*

[BAR CHART OMITTED]
1999
2000

The Fund's year-to-date return as of 9/30/01 was _____%.

BEST QUARTER:  [ ]
WORST QUARTER: [ ]

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                             Past 1 Year       Since Inception
                                                                  (9/10/98)
--------------------------------------------------------------------------------
 Clipper Focus Fund - PBHG Class*
 Clipper Focus Fund - Advisor Class*
 S&P 500 Index

* Data includes performance of the Fund's predecessor, whose inception date was September 10, 1998. The since inception return for the S&P 500 Index was calculated as of August 31, 1998.

[GRAPHIC OMITTED] FEES AND EXPENSES

This table summarizes the shareholder fees and annual operating expenses you would pay as an investor in the Fund. Shareholder fees are paid directly from your account. Annual operating expenses are paid out of the Fund's assets.

                                               PBHG          Advisor
                                               Class         Class
--------------------------------------------------------------------------------
FEES AND EXPENSES TABLE
 SHAREHOLDER FEES                              None          None
--------------------------------------------------------------------------------
 ANNUAL FUND OPERATING EXPENSES
 Management Fees                               ____%         ____%
 Distribution and/or Service (12b-1) Fees      None          0.25%
 Other Expenses                                ____%         ____%
--------------------------------------------------------------------------------
 Total Annual Operating Expenses               ____%         ____%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED] EXAMPLE

This example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. This example makes four assumptions: 1) you invest $10,000 in the Fund for the time periods shown; 2) you redeem all your shares at the end of those time periods; 3) you earn a 5% return on your investment each year; and 4) the Fund's operating expenses remain the same for the time periods shown. The example is hypothetical. Your actual costs may be higher or lower.

--------------------------------------------------------------------------------
YOUR COST OVER
                        1 Year    3 Years     5 Years    10 Years
--------------------------------------------------------------------------------
 PBHG Class             $____     $____       $_____     $_____
 Advisor Class          $____     $____       $_____     $_____

MORE ABOUT THE FUNDS

The following discussion and table describes the main investment strategies discussed in the Fund Summaries section of this Prospectus in greater detail. From time to time, the Funds employ other investment practices, which are also described in the table and in the Statement of Additional Information. The back cover of this Prospectus explains how you can get a copy of the Statement of Additional Information.

OUR INVESTMENT STRATEGIES

DISCIPLINED EQUITY FUND

Analytic begins the stock selection process by ranking stocks according to their one-month expected return. Analytic then uses a process called "portfolio optimization" to select securities that it believes will:

o    Maximize expected returns for the Fund;

o    Minimize expected volatility relative to its benchmark; and

o Diversify the assets of the Fund among industries, sectors, and individual securities.

Analytic monitors the stocks held by the Fund on a real-time basis for developments in terms of news events (such as lawsuits or takeover bids) and significant changes in fundamental factors. Analytic sells a security when it believes the incremental return from the sale exceeds the associated transaction costs.

IRA CAPITAL PRESERVATION FUND

While not fixed at $1.00 per share like a money market fund, the wrapper agreements are likely to cause the net asset value of the Fund to be considerably more stable than a typical high-quality fixed-income fund. A money market fund will generally have a shorter average maturity than the Fund and its yield will tend to more closely track the direction of current market rates than the yield of the Fund. Over the long-term, however, Dwight believes the Fund's mix of investments and longer average duration will offset those differences by producing higher returns than a money market fund.

NEW PERSPECTIVE FUND

NWQ's research team applies a broad range of quantitative screens such as price to cash flow, low price to sales, low price to earnings, low price to book value and quality of earnings. On a qualitative basis, NWQ focuses on management strength, competitive position, industry fundamentals and corporate strategy.

REIT FUND

Heitman analyzes and selects investments that it believes will provide a relatively high and stable yield and are good prospects for future growth in dividends. Most of these companies specialize in one or two product types, such as office buildings, shopping centers, industrial complexes, and hotels, or specialize in a particular geographic region.

CLIPPER FOCUS FUND

PFR invests like a long-term business partner would invest - it values a company's assets, projects long-term free cash flows and seeks shareholder-oriented management. PFR's investment process is very research intensive and includes meeting with company management, competitors and customers. Some of the major factors that PFR considers when appraising an investment include balance sheet strength and the ability to generate earnings and free cash flow. PFR's analysis gives little weight to current dividend income.

ALL FUNDS

Each Fund may invest 100% of its total assets in cash or U.S. dollar-denominated high quality short-term debt instruments, such as U.S. Government securities for temporary defensive purposes to maintain liquidity when economic or market conditions are unfavorable for profitable investing. These types of investments typically have a lower yield than other longer-term investments and lack the capital appreciation potential of securities, like common stocks. In addition, while these investments are generally designed to limit a Fund's losses, they can prevent a Fund from achieving its investment goal.

Each Fund is actively managed, which means the Fund's manager may frequently buy and sell securities. Frequent trading increases a Fund's turnover rate and may increase transaction costs, such as brokerage commissions. Increased transaction costs could detract from a Fund's performance. In addition, the sale of Fund securities may generate capital gains which, when distributed, may be taxable to you.

RISKS AND RETURNS

--------------------------------------------------------------------------------
EQUITY SECURITIES

Shares representing ownership or the right to ownership in a corporation. Each Fund (except the IRA Capital Preservation Fund) may invest in the following types of equity securities: common and preferred stocks, convertible securities, warrants and rights.

--------------------------------------------------------------------------------
POTENTIAL RISKS

Equity security prices fluctuate over time. Equity security prices may fall as a result of factors that relate to the company, such as management decisions or lower demand for the company's products or services.

Equity security prices may fall because of factors affecting companies in a number of industries, such as increased production costs.

Equity security prices may fall because of changes in the financial markets, such as interest rates or currency exchange rate changes.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

Equity securities have generally outperformed more stable investments (such as bonds and cash equivalents) over the long term.

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

Under normal circumstances, each Fund (except the IRA Capital Preservation Fund) intends to remain fully invested, with at least 80% of its total assets in equity securities.

Heitman, NWQ and PFR maintain a long-term investment approach and focus on equity securities they believe can appreciate over an extended time frame, regardless of interim fluctuations. Analytic continuously monitors equity securities held by the Fund for developments that effect fundamental factors and sells an equity security when it believes the incremental return from the sale exceeds the associated transaction costs.

Analytic, Heitman, NWQ and PFR focus their active management on securities selection, the area they believe their respective investment methodologies can most enhance a Fund's performance.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VALUE SECURITIES

Equity securities that NWQ or PFR believe are currently underpriced using certain financial measurements, such as their price to cash flow, price to sales, price to earnings, price to book value and quality of earnings.

--------------------------------------------------------------------------------
POTENTIAL RISKS

See Equity Securities.

Value companies may have experienced adverse business developments or may be subject to special risks that have caused their securities to be out of favor.

The value securities in the New Perspective or Clipper Focus Funds may never reach what NWQ or PFR, respectively, believe are their full value and may even go down in price.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

See Equity Securities.

Value securities may produce significant capital appreciation as the market recognizes their full value.

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

See Equity Securities.

NWQ uses strong bottom up fundamental research focusing on both quantitative and qualitative valuation measures.

In managing the Clipper Focus Fund, PFR uses its own research, computer models and measures of value.

NWQ considers selling a security when it becomes overvalued relative to the market, shows deteriorating fundamentals or falls short of NWQ's expectations.

PFR considers selling a security when its share price reaches PFR's estimate of its intrinsic value.

The other Funds do not focus specifically on Value Securities.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOREIGN EQUITY SECURITIES

Securities of foreign issuers, including ADRs, European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs"). ADRs are certificates issued by a U.S. bank that represent a bank's holdings of a stated number of shares of a foreign corporation. An ADR is bought and sold in the same manner as U.S. securities and is priced in U.S. dollars. EDRs and GDRs are also receipts that represent a stated number of shares of a foreign corporation, only they are issued by a non-U.S. bank or a foreign branch of U.S. bank. EDRs and GDRs are generally designed for use on foreign exchanges and are typically not priced in U.S. dollars. ADRs, EDRs and GDRs each carry most of the risks of investing directly in foreign equity securities.

--------------------------------------------------------------------------------
POTENTIAL RISKS

Foreign security prices may fall due to political instability, changes in currency exchange rates, foreign economic conditions or inadequate regulatory and accounting standards.

Although ADRs, EDRs and GDRs are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies, they are also subject to many of the risks associated with investing directly in foreign securities.

Foreign investments, especially investments in emerging or developing markets, can be riskier and more volatile than investments in the United States. Adverse political and economic developments or changes in the value of foreign currency can make it harder for a Fund to sell its securities and could reduce the value of your shares. Differences in tax and accounting standards and difficulties in obtaining information about foreign companies can negatively affect investment decisions. Unlike more established markets, emerging markets may have governments that are less stable, markets that are less liquid and economies that are less developed.

The adoption of the euro as the common currency of the European Economic and Monetary Union (the "EMU") presents some uncertainties and possible risks, such as changes in relative strength and value of major world currencies, adverse tax consequences and increased price competition among and between EMU and non-EMU countries. These uncertainties and possible risks could adversely affect the Funds.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

Favorable exchange rate movements could generate gains or reduce losses. Foreign investments, which represent a major portion of the world's securities, offer attractive potential performance and opportunities for diversification.

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

In managing the Disciplined Equity and New Perspective Funds, Analytic and NWQ, respectively, will select foreign securities according to the same standards they apply to domestic securities.

Disciplined Equity may invest up to 20% of its total assets in foreign securities, and New Perspective may invest up to 35% of its total assets in foreign securities. ADRs are not included in these limits. The other Funds do not invest a significant portion of their assets in foreign securities.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MONEY MARKET INSTRUMENTS

High quality, short-term U.S. and foreign debt instruments denominated in U.S. dollars, including bank obligations (such as CDs, time deposits, bankers' acceptances and banknotes), commercial paper, corporate obligations (including asset-backed securities), government obligations (such as U.S. Treasury, agency or foreign government securities), short-term obligations issued by state and local governments and repurchase agreements.

--------------------------------------------------------------------------------
POTENTIAL RISKS

Money market instrument prices fluctuate over time.

Money market instrument prices may fall as a result of factors that relate to the issuer, such as a credit rating downgrade.

Money market instrument prices may fall because of changes in the financial markets, such as interest rate changes.

The wrappers employed by the IRA Capital Preservation Fund will not cover the Fund's money market instruments, and therefore will not protect the stability of the Fund's NAV from price fluctuations in money market instruments.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

Money market instruments have greater short-term liquidity, capital preservation and income potential than stocks or longer-term debt securities. This will help contribute to the stability of the IRA Capital Preservation Fund's NAV.

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

The money market instruments and other liquid short-term investments in which the IRA Capital Preservation Fund invests will be rated in one of the top two short-term ratings categories of a rating agency at the time of purchase.

The other Funds only invest in money market instruments for temporary defensive or cash management purposes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SMALL AND MEDIUM SIZED COMPANY SECURITIES

--------------------------------------------------------------------------------
POTENTIAL RISKS

Small and medium sized company securities involve greater risk and price volatility than larger, more established companies because they tend to have more limited product lines, markets and financial resources and may be dependent on a smaller management group.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

Small and medium sized company securities may appreciate faster than those of larger, more established companies for many reasons. For example, small and medium sized companies tend to have younger product lines whose distribution and revenues are still maturing.

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

See Equity Securities/Value Securities.

In analyzing medium sized companies for Disciplined Equity Fund, Analytic screens for such factors as company fundamentals, liquidity and risk. In analyzing small and medium company stocks for New Perspective Fund, NWQ uses strong bottom up fundamental research focusing on both quantitative and qualitative valuation measures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DERIVATIVES

Investments such as forward foreign currency contracts, futures, options on futures, options and swaps, whose value is based on an underlying asset or economic factor.

--------------------------------------------------------------------------------
POTENTIAL RISKS

The value of derivatives are volatile.

Because of the low margin deposits required, derivatives often involve an extremely high degree of leverage. As a result, a relatively small price movement in a derivative may result in immediate and substantial loss, as well as gain, to the investor. Successful use of a derivative depends on the degree to which prices of the underlying assets correlate with price movements in the derivatives a Fund buys or sells. A Fund could be negatively affected if the change in market value of its securities fails to correlate perfectly with the values of the derivatives it purchased or sold. Thus, a use of derivatives may result in losses in excess of the amount invested.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

Derivatives may be used for a variety of purposes, including:

o    To reduce transaction costs;

o    To manage cash flows;

o To maintain full market exposure, which means to adjust the characteristics of its investments to more closely approximate those of its benchmark;

o    To enhance returns; and

o To protect a Fund's investments against changes resulting from market conditions (a practice called "hedging").

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

The Disciplined Equity Fund may use options and futures. When Disciplined Equity Fund purchases futures contracts, it will deposit cash or other liquid assets equal to the settlement amount in a segregated account with its custodian to cover the contract. When Disciplined Equity Fund sells futures contracts, it will hold at all times the securities underlying the futures contracts.

The IRA Capital Preservation Fund will only use derivatives for hedging or to reduce transaction costs.

The New Perspective and Clipper Focus Funds may use derivatives selectively for hedging, to reduce transaction costs or to manage cash flows.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WRAPPERS

A wrapper agreement obligates the wrap provider to make certain payments to the IRA Capital Preservation Fund in exchange for an annual premium. Payments made by the wrap provider are designed so that when the Fund liquidates assets covered by the wrapper agreement ("covered assets") in order to pay for shareholder redemptions, the Fund receives the purchase price plus the accrued income of the liquidated covered assets, rather than the market value of the covered assets. The terms of the wrapper agreements vary concerning when payments must actually be made between the Fund and the wrap provider. In some cases, payments may be due upon disposition of the covered assets. Other wrapper agreements only provide for settlement when the wrapper agreement terminates or the Fund sells all of the covered assets.

--------------------------------------------------------------------------------
POTENTIAL RISKS

Under a typical wrapper agreement, if a shareholder redemption requires the Fund to sell a security for more than its purchase price plus accrued income, the Fund will pay the wrap provider the difference.

The costs the Fund incurs when buying wrapper agreements will reduce its return and as a result it may not perform as well as other high-quality fixed-income funds of comparable duration.

Wrap providers do not typically assume the credit risk associated with the issuer of any covered assets. Therefore, if an issuer of a security defaults on payments of principal or interest or has its credit rating downgraded, the Fund may have to sell covered assets quickly and at prices that may not fully reflect their current value. Downgrades below investment grade and defaults by the issuer of covered assets usually will cause the wrap provider to remove such assets from the coverage of a wrapper agreement.

The Fund might not be able to replace existing wrapper agreements with other suitable wrapper agreements if (1) they mature or terminate or (2) the wrap provider defaults or has its credit rating lowered. The Fund may be unable to obtain suitable wrapper agreements or may elect not to cover some or all of its assets with wrapper agreements. This could occur if wrapper agreements are not available or if the adviser believes that the terms of available wrapper agreements are unfavorable.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

Under a typical wrapper agreement, if a shareholder redemption requires the Fund to sell a covered asset for less than its purchase price plus accrued income, the wrap provider will pay the Fund the difference.

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

Normally, the Fund expects the sum of the total value of its wrapper agreements plus the total market value of all of its covered assets to equal the purchase price plus accrued income of its covered assets, resulting in a stable NAV.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REIT SECURITIES

A separately managed trust that makes investments in various real estate businesses. An equity REIT may own real estate and pass the income it receives from rents from the properties, or the capital gain it receives from selling a building, to its shareholders. A mortgage REIT specializes in lending money to building developers and passes the interest income it receives from the mortgages to shareholders. A hybrid REIT combines the characteristics of equity and mortgage REITs.

--------------------------------------------------------------------------------
POTENTIAL RISKS

The real estate industry is particularly sensitive to:

o    Economic factors, such as interest rate changes or market recessions;

o Over-building in one particular area, changes in zoning laws, or changes in neighborhood values;

o    Increases in property taxes;

o    Casualty and condemnation losses; and

o    Regulatory limitations on rents.

REITs may expose the REIT Fund to similar risks associated with direct investment in real estate. REITs are more dependent upon specialized management skills, have limited diversification and are, therefore, generally dependent on their ability to generate cash flow to make distributions to shareholders.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

Investments in REITs permit the REIT Fund to participate in potential capital appreciation and income opportunities in various segments of the real estate sector.

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

Heitman considers companies that it expects will generate good cash flow from the underlying properties, have proven management track records, and histories of increasing dividends.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SPECIAL SITUATIONS

The Clipper Focus Fund may invest in special situations. A special situation arises when PFR believes the securities of a particular company will appreciate in value within a reasonable period because of unique circumstances applicable to that company. Special situations are events that could change or temporarily hamper the ongoing operations of a company, including, but not limited to:

     o Liquidations, reorganizations, recapitalizations, mergers or temporary financial liquidity restraints.

     o Material litigation, technological breakthroughs or temporary production or product introduction problems.

     o Natural disaster, sabotage or employee error and new management or management policies.

Special situations affect companies of all sizes and generally occur regardless of general business conditions or movements of the market as a whole.

--------------------------------------------------------------------------------
POTENTIAL RISKS

Special situations often involve much greater risk than is inherent in ordinary investment securities. In addition, the market price of companies subject to special situations may never reflect any perceived intrinsic values.

--------------------------------------------------------------------------------
POTENTIAL RETURNS

Securities of companies in special situations may experience significant capital appreciation as the market recognizes their full value.

--------------------------------------------------------------------------------
POLICIES TO BALANCE RISK AND RETURN

PFR's investment process is very research intensive, including meetings with company management, competitors and customers. PFR prepares valuation models for each company being researched and sells securities when share prices reach PFR's estimate of intrinsic value.

--------------------------------------------------------------------------------

THE INVESTMENT ADVISER & SUBADVISERS

[LOGO OMITTED] THE INVESTMENT ADVISER

Pilgrim Baxter & Associates, Ltd., 1400 Liberty Ridge Drive, Wayne, PA 19087, is the investment adviser for each Fund. Founded in 1982, Pilgrim Baxter managed approximately $15.3 billion in assets as of June 30, 2001 for pension and profit-sharing plans, charitable institutions, corporations, trusts, estates and other investment companies.

As investment adviser, Pilgrim Baxter oversees the investment decisions made by Analytic as sub-adviser for the Disciplined Equity Fund, by Dwight as sub-adviser for the IRA Capital Preservation Fund, by NWQ as sub-adviser for the New Perspective Fund, by Heitman as sub-adviser for the REIT Fund, and by PFR as sub-adviser for the Clipper Focus Fund. The Funds' Board of Trustees supervises Pilgrim Baxter and the sub-advisers and establishes policies that Pilgrim Baxter and the sub-advisers must follow in their day-to-day investment management activities.

[LOGO OMITTED]
THE SUB-ADVISERS

Analytic Investors, Inc., a California corporation located at 700 South Flower St., Suite 2400, Los Angeles, CA 90017, is the sub-adviser for the Disciplined Equity Fund. Analytic manages and supervises the investment of the Fund's assets on a discretionary basis, subject to the supervision of Pilgrim Baxter. Analytic is an affiliate of Pilgrim Baxter and Old Mutual (US) Holdings Inc. (formerly named United Asset Management Corporation), and was founded in 1970 as one of the first independent investment counsel firms specializing in the creation and continuous management of optioned equity and optioned debt portfolios for fiduciaries and other long-term investors. Analytic serves pensions and profit-sharing plans, endowments, foundations, corporate investment portfolios, mutual savings banks and insurance companies.

Dwight Asset Management Company, a Delaware corporation located 100 Bank Street, Burlington, Vermont 05401, is the sub-adviser to the IRA Capital Preservation Fund. Dwight manages and supervises the investment of the Fund's assets on a discretionary basis, subject to the supervision of Pilgrim Baxter. Dwight is an affiliate of Pilgrim Baxter and Old Mutual (US) Holdings Inc. (formerly named United Asset Management Corporation). It has provided investment management services to corporations, pension and profit-sharing plans, 401(k) and thrift plans since 1983.

NWQ Investment Management Company, Inc., a Massachusetts corporation located at 2049 Century Park East, 4th Floor, Los Angeles, California 90067, is the sub-adviser to the New Perspective Fund. NWQ manages and supervises the investment of the Fund's assets on a discretionary basis, subject to the supervision of Pilgrim Baxter. NWQ is an affiliate of Pilgrim Baxter and Old Mutual (US) Holdings Inc. (formerly named United Asset Management Corporation). It has provided investment management services to institutions and high net worth individuals since 1982.

Heitman/PRA Securities Advisors LLC, a Delaware limited liability company located at 180 North LaSalle Street, Suite 3600, Chicago, Illinois, 60601, is the sub-adviser to the REIT Fund. Heitman manages and supervises the investment of the Fund's assets on a discretionary basis, subject to the supervision of Pilgrim Baxter. Heitman is wholly owned by Heitman Financial LLC, an affiliate of Pilgrim Baxter and Old Mutual (US) Holdings Inc. (formerly named United Asset Management Corporation). Heitman has provided investment management services to corporations, foundations, endowments, pension and profit sharing plans, trusts, estates and other institutions as well as individuals since 1987.

Pacific Financial Research, Inc., ("PFR") a Massachusetts corporation located at 9601 Wilshire Boulevard, Suite 800, Beverly Hills, California 90210, is sub-adviser to the Clipper Focus Fund. PFR manages and supervises the investment of Clipper Focus Fund's assets on a discretionary basis, subject to the supervision of Pilgrim Baxter. PFR, an affiliate of Pilgrim Baxter and Old Mutual (US) Holdings Inc. (formerly named United Asset Management Corporation), has provided investment management services to corporations, foundations, endowments, pension funds and other institutions as well as individuals since 1981.

For the fiscal year ended March 31, 2001, the predecessor investment advisers of IRA Capitalization and New Perspective Funds waived a portion of their respective fee, and for the fiscal year ended April 30, 2001, the predecessor investment adviser of Clipper Focus Fund waived a portion of its respective fee, so that the effective management fee paid by each Fund was as follows:

IRA Capitalization Fund          0.00%
New Perspective Fund             0.34%
Clipper Focus Fund               0.99%

Each sub-adviser is entitled to receive a fee from Pilgrim Baxter equal to a percentage of the daily net assets of each sub-advised Fund.

--------------------------------------------------------------------------------

THE PORTFOLIO MANAGERS

--------------------------------------------------------------------------------
DISCIPLINED EQUITY FUND       A team of Analytic's investment professionals has
                              primary responsibility for the day-to-day management of the Fund. For more information on the composition of the team managing the Fund, please see the SAI.

--------------------------------------------------------------------------------

IRA CAPITAL PRESERVATION      A team of Dwight's investment professionals has
FUND                          primary responsibility for the day-to-day
                              management of the Fund. For more information on the composition of the team managing the Fund, please see the SAI.

--------------------------------------------------------------------------------
NEW PERSPECTIVE FUND          Jon D. Bosse, CFA, is the Portfolio Manager of the
                              New Perspective Fund. Mr. Bosse is Director of
                              Equity Research of NWQ and has been a Managing
                              Director of NWQ since 1996. From 1986 to 1996, Mr.
                              Bosse was a Portfolio Manager and Director of Equity Research at ARCO Investment Management
                              Company.

--------------------------------------------------------------------------------
REIT FUND                     A team of Heitman's investment professionals has
                              primary responsibility for the day-to-day management of the Fund. For more information on the composition of the team managing the Fund, please see the SAI.

--------------------------------------------------------------------------------
CLIPPER FOCUS FUND            A team of PFR's investment professionals has
                              primary responsibility for the day-to-day management of the Fund. For more information on the composition of the team managing the Fund, please see the SAI.

--------------------------------------------------------------------------------

YOUR INVESTMENT

[LOGO OMITTED]
PRICING FUND SHARES

Each Fund prices its investments for which market quotations are readily available at market value. Short-term investments are priced at amortized cost, which approximates market value. All other investments (including wrapper agreements) are priced at fair value as determined in good faith by the PBHG Funds' Board of Trustees. If a Fund holds securities quoted in foreign currencies, it translates that price into U.S. dollars at current exchange rates. The IRA Capital Preservation Fund may use a pricing service to value some of their assets, such as debt securities or foreign securities. Because foreign markets may be open at different times than the New York Stock Exchange, the price of a Fund's shares may change on days when its shares are not available for purchase or sale.

NET ASSET VALUE (NAV)

The price of a Fund's shares is based on that Fund's net asset value (NAV). A Fund's NAV equals the value of its assets, less its liabilities, divided by the number of its outstanding shares. Fund shares are priced every business day at the close of trading on the New York Stock Exchange (normally 4 p.m. Eastern
Time). Fund shares are not priced on days that the New York Stock Exchange is closed.

[LOGO OMITTED] BUYING SHARES

You may purchase shares of each Fund directly through the Fund's transfer agent. The price per share you will pay to invest in a Fund is its net asset value per share (NAV) next calculated after the transfer agent or other authorized representative accepts your order.

Each Fund's NAV is calculated at the close of trading on the New York Stock Exchange, normally 4:00 p.m. Eastern Time, each day the exchange is open for business. Each Fund's assets are generally valued at their market price. However, if a market price is unavailable or if the assets have been affected by events occurring after the close of trading, the Fund's Board of Trustees may use another method that it believes reflects fair value.

You may also purchase shares of each Fund through certain broker-dealers or other financial institutions that are authorized to sell you shares of the Funds. Such financial institutions may charge you a fee for this service in addition to the Fund's NAV.

MINIMUM INVESTMENTS
                                      Initial                Additional
REGULAR ACCOUNTS

   Each Fund                          $ 2,500                no minimum

   Uniform Gifts/Transfer             $ 500                  no minimum
    to Minor Accounts

TRADITIONAL IRAS                      $ 2,000                no minimum

ROTH IRAS                             $ 2,000                no minimum

EDUCATION IRAS                        $ 500                  no minimum

SYSTEMATIC INVESTMENT PLANS (1)       $ 500                  $25
(SIP)

(1) PROVIDED A SIP IS ESTABLISHED, THE MINIMUM INITIAL INVESTMENT FOR EACH FUND IS $500 ALONG WITH A MONTHLY SYSTEMATIC INVESTMENT OF $25 OR MORE.

The New Perspective Fund currently intends to close to new investors when its assets reach $500 million. Afterwards, additional investments and/or exchanges into the Fund may only be made by persons who already owned shares of the Fund as of the closing date, and such purchases or exchanges may be subject to minimum and maximum amounts.

IRA CONCEPTS TO UNDERSTAND

Traditional IRA: an individual retirement account. Your contributions may or may not be deductible depending on your circumstances. Assets grow tax-deferred; withdrawals and distributions are taxable in the year made.

Spousal IRA: an IRA funded by a working spouse in the name of a nonworking spouse.

Roth IRA: an IRA with non-deductible contributions and tax-free growth of assets and distributions, provided certain conditions are met.

Education IRA: an IRA with non-deductible contributions and tax-free growth of assets and distributions, if used to pay certain educational expenses.

FOR MORE COMPLETE IRA INFORMATION, CONSULT A PBHG SHAREHOLDER SERVICES REPRESENTATIVE OR A TAX ADVISER.

BUYING SHARES OF IRA CAPITAL PRESERVATION FUND

The IRA Capital Preservation Fund offers its shares to investors who wish to invest in the Fund through one of the following types of individual retirement accounts:

o Plans described in Section 408 of the Internal Revenue Code (includes traditional IRAs, SEP-IRAs and SIMPLE IRAs);

o    Plans describe in Section 408A of the Internal Revenue Code (ROTH-IRAs);

o    Plans described in Section 530 of the Internal Revenue Code (Education
     IRAs); and

o    Plans maintained by sole proprietorships (KEOGH Plans).

[LOGO OMITTED] SELLING SHARES

You may sell your shares at NAV any day the New York Stock Exchange is open for business. Sale orders received by the Funds' transfer agent or other authorized representatives by the close of regular trading of the NYSE, generally 4:00 p.m. Eastern Time, will be priced at the Funds' next calculated NAV. The Funds generally send payment for your shares the business day after your order is accepted. Under unusual circumstances, the Funds may suspend redemptions or postpone payment for up to seven days. Also, if the Funds have not yet collected payment for the shares you are selling, it may delay paying out the proceeds on your sale until payment has been collected up to 15 days from the date of purchase. You may also sell shares of each Fund through certain broker-dealers or other financial institutions at which you maintain an account. Such financial institutions may charge you a fee for this service.

WRITTEN REDEMPTION ORDERS
--------------------------------------------------------------------------------

Some circumstances require written sell orders along with signature guarantees.

These include:

     o    Redemptions in excess of $50,000

     o    Requests to send proceeds to a different address or payee

     o Requests to send proceeds to an address that has been changed within the last 30 days

     o    Requests to wire proceeds to a different bank account

A SIGNATURE GUARANTEE helps to protect you against fraud. You can obtain one from most banks or securities dealers, but not from a notary public. For joint accounts, each signature must be guaranteed. Please call us to ensure that your signature guarantee is authentic.

--------------------------------------------------------------------------------

LIMITATIONS ON SELLING SHARES BY PHONE

--------------------------------------------------------------------------------
Proceeds sent by:            Minimum                   Maximum

--------------------------------------------------------------------------------
Check                        no minimum                $50,000 per day

--------------------------------------------------------------------------------
Wire*                        no minimum                no maximum

--------------------------------------------------------------------------------
ACH                          no minimum                no maximum

--------------------------------------------------------------------------------

Please note that the banking instructions to be used for wire and ACH redemptions must be established on your account in advance of placing your sell order.

* WIRE FEE IS $10 PER FEDERAL RESERVE WIRE

REDEMPTION/EXCHANGE FEE FOR IRA CAPITAL PRESERVATION FUND
--------------------------------------------------------------------------------

The IRA Capital Preservation Fund will deduct a 2.00% redemption/exchange fee from the redemption or exchange proceeds of any shareholder redeeming or exchanging shares of the Fund held for less than twelve months. In determining how long shares of the Fund have been held, PBHG Funds assumes that shares held by the investor the longest period of time will be sold first.

The Fund will retain the fee for the benefit of the remaining shareholders. The Fund charges the redemption/exchange fee to help minimize the impact the redemption or exchange may have on the performance of the Fund, to facilitate Fund management and to offset certain transaction costs and other expenses the Fund incurs because of the redemption or exchange. The Fund also charges the redemption/exchange fee to discourage market timing by those shareholders initiating redemptions or exchanges to take advantage of short-term market movements.

[LOGO OMITTED] GENERAL POLICIES

     o    Each Fund may reject or suspend acceptance of purchase orders.

     o Each Fund reserves the right to make redemptions in securities rather than in cash if the redemption amount exceeds $250,000 or 1% of the NAV of the Fund.

     o Payment for telephone purchases must be received by the Funds' transfer agent within seven days or you may be liable for any losses a Fund incurs as a result of the cancellation of your purchase order.

     o When placing a purchase, sale or exchange order through an authorized representative, it is the representative's responsibility to promptly transmit your order to the Funds' transfer agent so that you may receive that same day's NAV.

     o SEI Trust Company, the custodian for PBHG Traditional, Roth and Education IRA accounts, currently charges a $10 annual custodial fee to Traditional and Roth IRA accounts and a $7 annual custodial fee to Education IRA accounts. This fee will be automatically deducted from your account if not received by the announced due date, usually in mid-August.

     o Because of the relatively high cost of maintaining smaller accounts, the Fund charges an annual fee of $12 if your account balance drops below the minimum investment amount because of redemptions. Minimum investment amounts are identified in the table on page __. For non-retirement accounts, the Fund may, upon prior notice, close your account and send you the proceeds if your account balance remains below the minimum investment amount for over 60 days due to your redeeming or exchanging out of the Fund.

     o To reduce expenses, only one copy of most financial reports and prospectuses may be mailed to households, even if more than one person in the household holds shares of a Fund. Call PBHG at 1-800-433-0051 if you need additional copies of financial reports or prospectuses. If you do not want the mailing of these documents to be combined with those for other members of your household, contact PBHG at 1-800-433-0051 or write to P.O. Box 219534, Kansas City, MO 64121.
          Electronic copies of most financial reports and prospectuses are available at PBHG's website (www.pbhgfunds.com).

EXCHANGES BETWEEN FUNDS

You may exchange some or all PBHG Class Shares of a Fund for PBHG Class Shares of any other PBHG Fund that has PBHG Class Shares. PBHG Class Shares of a Fund may not be exchanged for Advisor Class Shares. Please note, however, that exchanges into the Limited Fund may be made only by investors who are current shareholders of that Fund, as it is currently closed to new investors. Exchanges into the New Opportunities Fund may be made only by persons who were shareholders on or before November 12, 1999, the day this Fund closed to new investors.

You may exchange some or all Advisor Class Shares of a Fund for Advisor Class Shares of any other PBHG Fund that has Advisor Class Shares. Advisor Class Shares may not be exchanged for PBHG Class Shares.

The New Perspective Fund currently intends to close to new investors when its assets reach $500 million. Afterwards, additional investments and/or exchanges into the Fund may only be made by persons who already owned shares of the Fund as of the closing date, and such purchases or exchanges may be subject to minimum and maximum amounts.

Simply mail, telephone or use the Fund's internet website to provide your exchange instructions to the transfer agent. Except for the 2% redemption/exchange fee discussed above for IRA Capital Preservative Fund, there is currently no fee for exchanges, although a Fund may change or terminate this privilege on 60 days' notice. Please note that exchanges into the PBHG Cash Reserves Fund from another PBHG Fund may be made only four (4) times a year.

------------------------------------------------------------------------------------------------------
TO OPEN AN ACCOUNT                                     TO ADD TO AN ACCOUNT

------------------------------------------------------------------------------------------------------
               IN WRITING                                         IN WRITING

Complete the application.
                                                       Fill out an investment slip:
Mail your completed application
and a check to:                                        Mail the slip and the check to:
 PBHG Funds                                            PBHG Funds
 P.O. Box 219534                                       P.O. Box 219534
 Kansas City, Missouri 64121-9534                      Kansas City, Missouri 64121-9534

------------------------------------------------------------------------------------------------------
              BY TELEPHONE                                          BY WIRE

Call us at 1-800-433-0051 to receive an account application and receive an account number.

WIRE Have your bank send your investment to:           WIRE Have your bank send your investment to:
o  United Missouri Bank of Kansas City, N.A.           o  United Missouri Bank of Kansas City, N.A.
o  ABA# 10-10-00695                                    o  ABA# 10-10-00695
o  Account # 98705-23469                               o  Account # 98705-23469
o  Fund name                                           o  Fund name
o  Your name                                           o  Your name
o  Your Social Security or tax ID number               o  Your Social Security or tax ID number
o  Your account number                                 o  Your account number
Return the account application.

------------------------------------------------------------------------------------------------------
BY AUTOMATED CLEARING HOUSE (ACH)                      BY AUTOMATED CLEARING HOUSE (ACH)
Currently you may not open an account through ACH
                                                       o  Complete the bank information section on
                                                          the account application.
                                                       o  Attach a voided check or deposit slip to
                                                          the account application.
                                                       o  The maximum purchase allowed through ACH
                                                          is $100,000 and this option must be
                                                          established on your account 15 days prior
                                                          to initiating a transaction.

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                VIA THE INTERNET                                          VIA THE INTERNET
            (PBHG CLASS SHARES ONLY)                                  (PBHG CLASS SHARES ONLY)

o    Visit the PBHG Funds website at                   o    Complete the bank information section on
     http://www.pbhgfunds.com.                              the account application.
o    Enter the "open an account" screen and            o    Enter the "My Account" section of the
     follow the instructions.                               website and follow the instructions for
                                                            purchasing shares.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
TO SELL SHARES
------------------------------------------------------------------------------------------------------
               BY MAIL                                                BY TELEPHONE
Write a letter of instruction that includes:           Sales orders may be placed by telephone
o  your name(s) and signature(s)                       provided this option was selected on your
o  your account number                                 account application. Please call 1-800-433-0051.
o  the Fund name
o  the dollar amount your wish to sell                 Note: telephone sales orders from IRA accounts
o  how and where to send the proceeds                  will only be accepted for amounts less than
                                                       $50,000 and when the IRA account owner is age
If required, obtain a signature guarantee              59 1/2 or older.
(see "Selling Shares")

Mail your request to:
 PBHG Funds
 P.O. Box 219534
 Kansas City, Missouri 64121-9534

------------------------------------------------------------------------------------------------------
        SYSTEMATIC WITHDRAW PLAN                                           ACH

Permits you to have payments of $50 or more            o  Complete the bank information section on the
mailed or automatically transferred from your             account application.
Fund accounts to your designated checking or
savings account                                        o  Attach a voided check or deposit slip to the
                                                          account application.
o  Complete the applicable section on the account
   application
                                                       Note: sale proceeds sent via ACH will not be
Note: must maintain a minimum account balance of       posted to your bank account until the second
$5,000 or more.                                        business day following the transaction.

------------------------------------------------------------------------------------------------------
              CHECK WRITING                                                WIRE

Check Writing is offered to shareholders of the        Sale proceeds may be wired at your request. Be
Cash Reserves Fund. If you have an account             sure the Fund has your wire instructions on
balance of $5,000 or more, you may establish this      file.
option on your account. You may redeem shares by
writing checks on your account for $250 or more.       There is a $10 charge for each wire sent by the
To establish Check Writing on your account, call       Fund.
1-800-433-0051 and request a Signature Card.

------------------------------------------------------------------------------------------------------
                                                                      VIA THE INTERNET
                                                                  (PBHG CLASS SHARES ONLY)

                                                       Enter the "My Account" section of the website
                                                       and follow the instructions for redeeming
                                                       shares.
------------------------------------------------------------------------------------------------------

[LOGO OMITTED] DISTRIBUTION AND TAXES

Each of Disciplined Equity, New Perspective, REIT and Clipper Focus Funds pays shareholders dividends from its net investment income and distributions from its net realized capital gains at least once a year, if available. IRA Capital Preservation Fund declares shareholders dividends from its net investment income daily and pays monthly, and distributions from its net realized capital gains at least once a year, if available. Dividends and distributions will be reinvested in your Fund account unless you instruct the Fund otherwise. There are no fees on reinvestments. Alternatively, you may elect to receive your dividends and distributions in cash in the form of a check, wire, or ACH.

To maintain a stable NAV, the IRA Capital Preservation Fund may have to declare and pay dividends in amounts that are not equal to the amount of net investment income it actually earns. This may cause the Fund to take some or all of the following actions:

     o If the Fund distributes more money than it actually earned through its investments, it may have to make a distribution that may be considered a return of capital;

     o If the income the Fund receives exceeds the amount of dividends distributed, the Fund may have to distribute that excess income to shareholders and declare a reverse split of its shares.

The Fund may split its shares when it distributes its net capital gains. Share splits or reverse share splits will cause the number of shares owned by shareholders to increase or decrease while allowing the NAV of the Fund to remain stable.

Unless your investment is in an IRA or other tax-exempt account, your dividends and distributions will be taxable whether you receive them in cash or reinvest them. Dividends (including short-term capital gains distributions) are taxed at the ordinary income rate. Distributions of long-term capital gains are taxable at the long-term capital gains rate, regardless of how long you have been in the Fund. Long-term capital gains tax rates are described in the table below.

A sale or exchange of a Fund may also generate a tax liability unless your account is tax-exempt. There are two types of tax liabilities you may incur from a sale or exchange: (1) Short-term capital gains will apply if you sell or exchange shares of a Fund up to 12 months after buying it; (2) Long-term capital gains will apply to shares of Funds sold or exchanged after 12 months. The table below describes the tax rates for each.

TAXES ON TRANSACTIONS

The tax status of your distributions for each calendar year will be detailed in your annual tax statement from the Fund. Because everyone's tax situation is unique, always consult your tax professional about federal, state and local tax consequences.

--------------------------------------------------------------------------------
TAXABILITY OF DISTRIBUTIONS

--------------------------------------------------------------------------------
Type of Distribution           Tax rate for brackets       Tax rate for brackets
                               15% and lower               higher than 15%

--------------------------------------------------------------------------------
Dividends                      Ordinary income rate        Ordinary income rate

--------------------------------------------------------------------------------
Short-term Capital Gains       Ordinary income rate        Ordinary income rate

--------------------------------------------------------------------------------
Long-term Capital Gains        10%                         20%

--------------------------------------------------------------------------------

DISTRIBUTION ARRANGEMENTS

PBHG Funds(R) has PBHG Class Shares and Advisor Class Shares. PBHG Funds(R) does not currently offer any other classes of shares. The exchange privilege for PBHG Class and Advisor Class Shares is discussed in the section entitled "Exchanges Between Funds." Aside from the differences attributable to their exchange privileges, both Classes have the same rights and privileges. In addition, both Classes bear the same fees and expenses except that Advisor Class Shares bear a service fee, which is described in the following paragraph.

PBHG Funds(R), on behalf of each Fund, has adopted a Service Plan pursuant to which a Fund pays Rule 12b-1 shareholder servicing fees at an aggregate rate of up to 0.25% of the Fund's average net assets attributable to Advisor Class Shares. The service fee is paid to the Funds' distributor, PBHG Fund Distributors, for providing or arranging with and paying others to provide personal services to shareholders of Advisor Class Shares and/or the maintenance of such shareholders' accounts. Because these fees are paid out of Advisor Class assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

[LOGO OMITTED] FINANCIAL HIGHLIGHTS

A Fund's financial highlights help you understand its recent financial performance. The total returns represent the rate that you would have earned or lost on an investment in the Fund, assuming you reinvested all Fund distributions. PricewaterhouseCoopers LLP has audited the information contained in these financial highlights. Its report and the Fund's financial statements are included in the Fund's Annual Report to Shareholders, which is available, free of charge, upon request.

FOR A SHARE OUTSTANDING THROUGHOUT EACH FISCAL YEAR OR PERIOD ENDED MARCH 31:

For More Information

PBHG FUNDS

SEC FILE NUMBER 811-04391

For investors who want more information about the Funds, the following documents are available free upon request:

STATEMENT OF ADDITIONAL INFORMATION (SAI)

Provides more information about the Funds and is incorporated into this Prospectus by reference.

ANNUAL/SEMI-ANNUAL REPORTS

Provides financial and performance information about the Funds and their investments and a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during the last fiscal year or half-year.

TO OBTAIN INFORMATION AND FOR SHAREHOLDER INQUIRES

By telephone
Call 1-800-433-0051

By mail
PBHG Funds
P.O. Box 219534
Kansas City, MO 64121-9534

Via the Internet
www.pbhgfunds.com

Text-only versions and other information about PBHG Funds are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov, or by visiting the SEC's Public Reference Room in Washington, D.C. (1-202-942-8090). Copies of this information may be obtained, for a duplicating fee, by sending your written request to the SEC's Public Reference Section, Washington, D.C. 20549-0102, or by electronic request at publicinfo@sec.gov.

INVESTMENT ADVISER

Pilgrim Baxter & Associates, Ltd.

DISTRIBUTOR

PBHG Fund Distributors


PBHG Prospectus -- 10/01